================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Global Industrial Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                     Global Industrial Technologies, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF GLOBAL            Global Industrial Technologies
 INDUSTRIAL TECHNOLOGIES      Shareholders, Customers, Employees
 APPEARS HERE]




                                 NOTICE OF 1998

                                 ANNUAL MEETING
                                of SHAREHOLDERS

                               PROXY STATEMENT &

                                   FORM 10-K

                        for Year Ended October 31, 1997


     2121 San Jacinto Street, Suite 2500         Dallas, Texas 75201

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                      2121 SAN JACINTO STREET, SUITE 2500
                              DALLAS, TEXAS 75201

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT
                                      AND
                   FORM 10-K FOR YEAR ENDED OCTOBER 31, 1997

                               TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders..................................    1
Proxy Statement
  Outstanding Shares and Voting Rights....................................    2
  Election of Directors...................................................    2
  Additional Information Relating to the Board of Directors...............    3
  Security Ownership of Certain Beneficial Owners and Management..........    5
  Report of Executive Compensation Committee..............................    6
  Executive Compensation and Other Information............................    9
  Performance Graph.......................................................   12
  Approval of Amended and Restated Stock Option Plan for Non-Employee
   Directors..............................................................   13
  Approval of Amendments to 1992 Stock Compensation Plan..................   15
  Other Matters...........................................................   17
  Information on Independent Accountants..................................   17
  Section 16(a) Beneficial Ownership Reporting Compliance.................   17
  Expense of Solicitation.................................................   17
  Shareholder Proposals for 1999 Annual Meeting...........................   18
  Annual Report...........................................................   18
  Financial Statements....................................................   18
Exhibit A--Stock Option Plan for Non-Employee Directors...................   19
Exhibit B--Amendment to 1992 Stock Compensation Plan......................   24
ANNUAL REPORT ON FORM 10-K
  Cover Page..............................................................    1
  Documents Incorporated by Reference.....................................    1
  Business................................................................    2
  Legal Proceedings.......................................................    6
  Submission of Matters to a Vote of Security Holders.....................    7
  Market for Common Equity and Related Matters............................    8
  Selected Financial Data.................................................    8
  Management's Discussion and Analysis....................................    9
  Accountants.............................................................   14
  Directors and Executive Officers........................................   16
  Certain Relationships...................................................   17
  Exhibits................................................................   17
  Signatures..............................................................   18
  Report of Management....................................................  F-3
  Report of Independent Accountants.......................................  F-4
  Consolidated Statements of Earnings.....................................  F-5
  Consolidated Balance Sheets.............................................  F-6
  Consolidated Statements of Cash Flows...................................  F-8
  Consolidated Statements of Shareholders' Equity.........................  F-9
  Notes to Consolidated Financial Statements.............................. F-10
  Principal Offices of the Company and its Major Operating Subsidiaries...  R-1
  Investor Information....................................................  R-2

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                         2121 SAN JACINTO, SUITE 2500
                              DALLAS, TEXAS 75201

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 18, 1998

TO THE SHAREHOLDERS:

  The Annual Meeting of Shareholders of Global Industrial Technologies, Inc., a Delaware corporation, will be held at the Horchow Auditorium, Dallas Museum of Art, 1717 North Harwood, Dallas, Texas, on Wednesday, March 18, 1998, at 10:00 a.m., for the following purposes:

  1. To elect two Class III Directors to serve for three-year terms or until their successors are elected and qualified;

  2. To approve the amended and restated Stock Option Plan for Non-Employee Directors;

  3. To approve certain amendments to the Company's 1992 Stock Compensation Plan; and

  4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  Only shareholders of record at the close of business at January 26, 1998, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

  We hope you will be represented at the meeting. Please sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important. The Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Graham L. Adelman

                                          Graham L. Adelman
                                          Senior Vice President, General
                                           Counsel and Secretary

Dallas, Texas
February 3, 1998

 WHETHER OR NOT YOU INTEND TO BE PRESENT AT THIS MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES, IS PROVIDED FOR THIS PURPOSE. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                         2121 SAN JACINTO, SUITE 2500
                              DALLAS, TEXAS 75201

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 18, 1998

  The enclosed proxy is solicited on behalf of the Board of Directors of Global Industrial Technologies, Inc. (the "Company" or "Global") for use at the Annual Meeting of Shareholders to be held Wednesday, March 18, 1998, at 10:00 a.m., at the Horchow Auditorium, Dallas Museum of Art, 1717 North Harwood, Dallas, Texas, and at any and all postponements and adjournments of the meeting. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is February 3, 1998.

                     OUTSTANDING SHARES AND VOTING RIGHTS

  The close of business January 26, 1998, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote at the meeting 21,950,493 shares of Common Stock. Each share entitles the holder to one vote.

  If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares in favor of the proposals specified in the attached notice.

  Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. A proxy may be revoked by the grant of a later proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder votes the shares subject to the proxy by written ballot at the meeting or files written notice of revocation with the secretary of the meeting prior to the proxy being voted.

  The enclosed proxy confers discretionary authority to vote upon such other matters and business as may come before the Annual Meeting or any adjournments thereof. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

                           1. ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation provides that there shall be three classes of Directors of as nearly equal size as possible, each class being elected for a three-year term and only one class being elected each year. The Board of Directors has nominated David H. Blake and Richard W. Vieser for election to the Board of Directors for three year terms expiring at the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified. Messrs. Blake and Vieser are incumbents whose current terms commenced upon their election by the shareholders of the Company on March 16, 1995. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the two nominees.

  The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to reduce the number of Directors pursuant to the Restated Certificate of Incorporation of the Company.

  Subject to a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of Directors. Votes will be tabulated by an inspector of election appointed by the Company's Board of Directors. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.

                                                                       YEAR FIRST
                             BUSINESS EXPERIENCE DURING PAST 5 YEARS    ELECTED
         NAME (AGE)                   AND OTHER INFORMATION             DIRECTOR
         ----------          ---------------------------------------   ----------
 NOMINEES TO SERVE FOR A THREE YEAR TERM EXPIRING 2001
 David H. Blake (57)........  Dean, Graduate School of Management,        1992
                               University of California, Irvine,
                               since 1997; Dean, Edwin L. Cox School
                               of Business, Southern Methodist
                               University, from January 1990 to
                               December 1996; Dean and Professor,
                               Graduate School of Management,
                               Rutgers--The State University of New
                               Jersey, January 1983 to December
                               1989. Director, Procom Technology
                               Inc.
 Richard W. Vieser (70).....  Chairman of the Board, President and        1992
                               Chief Executive Officer, FL
                               Industries, Inc., electrical
                               equipment and high efficiency
                               industrial and commercial heating and
                               cooling equipment, June 1985 until
                               retirement November 1989; Chairman of
                               the Board, President and Chief
                               Executive Officer, Lear Siegler,
                               Inc., March 1987 until retirement
                               November 1989; Chairman and Chief
                               Executive Officer, FL Aerospace
                               Corp., September 1986 until
                               retirement November 1989. Director,
                               Ceridian Corporation (formerly
                               Control Data Corporation), Dresser
                               Industries, Inc., Sybron Corporation,
                               Varian Associates, Inc and Berg
                               Electronics.
 CONTINUING DIRECTOR--TERM EXPIRING 1999
 Samuel B. Casey, Jr. (70)..  Chairman of the Board, Dixon                1992
                               Ticonderoga Company, manufacturer and
                               marketer of writing products, October
                               1985 until retirement February 1989.
                               Director, Dresser Industries, Inc.
                               and Dixon Ticonderoga Company.
 CONTINUING DIRECTORS--TERM EXPIRING 2000
 Rawles Fulgham (70)........  Senior Advisor, Merrill Lynch & Co.         1992
                               Inc., financial services, Dallas,
                               Texas, since September 1989; Advisor
                               to certain Committees of the Board of
                               Directors of Dorchester Hugoton
                               Limited since August 1995; Executive
                               Director, Merrill Lynch Private
                               Capital, Inc., private financings,
                               from August 1982 to September 1989.
                               Director, BancTec, Inc., NCH
                               Corporation, and Dresser Industries,
                               Inc.
 J. L. Jackson (65).........  Chairman of the Company since January       1992
                               1, 1994; Chief Executive Officer of
                               the Company since October 1993;
                               President and Chief Operating Officer
                               since February 1997; President from
                               July 1994 to December 1995; Vice
                               Chairman of the Company from October
                               1993 to December 1993; for more than
                               five years, business consultant to
                               the petroleum industry; President and
                               Chief Operating Officer, Diamond
                               Shamrock Corporation, 1983-1986.

           ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

  The Board of Directors has standing Audit and Finance, Executive Compensation and Executive Committees and a Committee on Directors. During fiscal 1997, there were ten meetings of the Board of

Directors, two of which were attended by telephone. Attendance at meetings of the Board and its Committees was 100% in 1997, and each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board and of any Committee of which he is a member.

  The Audit and Finance Committee consists of Messrs. Casey (Chairman), Blake, Fulgham and Vieser. The functions of the Committee, which held two meetings during fiscal 1997, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, and to review the scope and results of the annual audit activities of the independent accountants and the Company's internal auditors.

  The Executive Compensation Committee is composed of Messrs. Vieser (Chairman), Blake, Casey and Fulgham. The Committee, which held four meetings during fiscal 1997, reviews the performance of the Chief Executive Officer, reviews and recommends to the Board salaries of officers, reviews the performance of key employees of the Company and administers the Company's executive compensation plans.

  The Executive Committee, consisting of Messrs. Jackson (Chairman), Fulgham, and Vieser, exercises all powers, except to the extent limited by law, of the Board of Directors during the intervals between meetings of the Board of Directors. There were no Executive Committee meetings held during fiscal 1997.

  The Committee on Directors develops and recommends to the Board of Directors criteria for the selection of candidates for Director and considers and recommends to the Board nominees for election as Directors. The Committee, which held one meeting during fiscal 1997, also considers Director nominees recommended by shareholders. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. The Committee also advises the Board concerning the qualifications of candidates for the positions of Chairman of the Board and Chief Executive Officer. The Committee is composed of Messrs. Fulgham (Chairman), Blake, Casey and Vieser.

  A Director who is an employee of the Company receives no fees or remuneration for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1997, each Director of the Company who was not an employee received an annual retainer of $20,000 for Board membership, $2,500 for each Committee membership, $1,000 for service as Chairman of a Committee, and $1,000 for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for Board or Committee meetings attended by telephone. In addition, each non-employee Director may be paid a fee of $1,000 for each day on which he is engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board.

  Under the Global Industrial Technologies, Inc. 1993 Directors Stock Incentive/Retirement Plan, each non-employee Director was granted, at the adoption of the plan, a non-qualified option to purchase 8,000 shares of Common Stock at the fair market value of the Common Stock on the day of grant. On April 1, 1994, and 1996, each non-employee Director was granted an additional non-qualified option to purchase 4,000 shares of Common Stock at the fair market value of the Common Stock on the day of grant. The Company, subject to shareholder approval, has amended and restated the 1993 Directors Stock Incentive/Retirement Plan on February 19, 1997, and on that date granted each non-employee Director a non-qualified option to purchase 5,000 shares of Common Stock at $17.87 per share, its then fair market value. Pursuant to the amended and restated Plan, once each calendar year each non-employee Director will be granted a non-qualified option to purchase 5,000 shares at a price equal to the fair market value of the shares on the day of grant. Options granted under this Plan become exercisable six months after the date of grant and expire in ten years or, if earlier, five years following the death, disability and/or approved retirement of a Director to whom granted. (See "2. Approval of Amended and Restated Stock Option Plan for Non-Employee Directors").

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table shows, as of January 15, 1998, certain information regarding those persons believed by the Company to have been the owners on such date of more than 5% of the Common Stock then outstanding.

                NAME AND ADDRESS OF                 NUMBER OF SHARES OF PERCENT
                 BENEFICIAL OWNER                   COMMON STOCK OWNED  OF CLASS
                -------------------                 ------------------- --------
Prudential Insurance Company of America............     2,491,600(1)     11.27%
 19 Prudential Plaza
 Newark, New Jersey 07102
Pioneering Management Corporation..................     1,987,900(2)      9.01%
 60 State Street
 Boston, Massachusetts 02109
Neuberger & Berman.................................     1,279,720(3)      5.79%
 605 Third Avenue
 New York, New York 10158

--------
(1) Based upon a Form 13F filed with the Securities and Exchange Commission on or about September 30, 1997.
(2) Based upon an amendment dated January 5, 1998 to a Schedule 13G filed with the Securities and Exchange Commission.
(3) Based upon a Form 13F filed with the Securities and Exchange Commission on or about September 30, 1997.

  The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee and by all Directors and officers as a group as of December 31, 1997. No Director or officer beneficially owned more than 1% of the Common Stock outstanding on such date. The number of shares beneficially owned by all Directors and officers as a group represented 2.8% of the Common Stock that would then have been outstanding if all options exercisable by such persons before March 1, 1998 had been exercised. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                            SHARES OWNED(1) STOCK UNITS(2)
-----                                            --------------- --------------
J. L. Jackson..................................      249,742         58,963
Richard W. Vieser..............................       51,633              0
Rawles Fulgham.................................       22,000              0
David H. Blake.................................       17,000              0
Samuel B. Casey, Jr............................       16,699              0
Juan M. Bravo..................................       43,732          8,569
Graham L. Adelman..............................       51,778          9,433
Thomas R. Hurst................................       59,329         20,613
Gary G. Garrison...............................       61,315          8,053
George W. Pasley...............................       20,500          1,863
All Directors, nominees and officers as a group
 (12 persons)..................................      614,296        108,032

--------
(1) Includes the following shares subject to options and related restricted incentive stock awards granted to persons included in the table under various incentive compensation plans of the Company which are exercisable on or within sixty days after January 1, 1998; 239,550 shares for Mr. Jackson; 39,000 shares for Mr. Bravo; 22,900 shares for Mr. Adelman;
    59,100 shares for Mr. Hurst; 58,100 shares for Mr. Garrison; 20,500 shares for Mr. Pasley; 16,000 shares for each of Messrs. Blake, Casey, Fulgham and Vieser; and 522,050 shares for all Directors and officers as a group. Such shares are considered to be beneficially owned under the rules of the Securities and Exchange Commission and are considered to be outstanding for the purpose of calculating percentage ownership.
                                              (footnotes continue on next page)

(2) Stock Units represent shares of Common Stock which may be distributable after termination of employment to persons included in the table who have deferred payment of annual incentive compensation pursuant to the Company's Deferred Compensation Plan. Stock Units represent an additional exposure of such persons to changes in the value of Common Stock which is not reflected in the column "Shares Owned." See "Report of Executive Compensation Committee--Policies Applicable to All Executive Officers-- Stock Ownership Requirements."

  The Board of Directors adopted a Stock Ownership Requirements Policy in January 1994 (see "Report of Executive Compensation Committee"). At December 31, 1997, the total Shares Owned and Stock Units of the 12 persons included in the Directors and officers group was 722,328 or approximately 180% of the 401,010 Shares Owned and Stock Units of the 14 persons who were in the Director and officer group on December 31, 1993.

                  REPORT OF EXECUTIVE COMPENSATION COMMITTEE

GENERAL

  The Executive Compensation Committee is responsible for all components of the compensation program for executive management of the Company, including the named executive officers. The Committee is comprised solely of outside directors and administers and reviews Global's executive compensation plans and arrangements.

  The purpose of the Global executive compensation program is to enable the Company to recruit, motivate, reward and retain the caliber of executive talent necessary to provide shareholders and employees a long-term growth opportunity. The competitiveness of the compensation program is reviewed by the Executive Compensation Committee using external sources of market information and analysis provided by outside compensation consultants. Changes to the programs are made from time to time by the Board of Directors in order to maintain competitive compensation levels and to better link the interests of management and the shareholders.

  The Committee considers an officer's total compensation package whenever a change is made to any individual component. Base salary levels affect an officer's target award under an annual incentive plan and the number of shares for which stock options are granted under the long-term incentive plan of the Company.

                 POLICIES APPLICABLE TO ALL EXECUTIVE OFFICERS

STOCK OWNERSHIP REQUIREMENTS

  As a means to develop significant officer and management ownership in the Company, the Board of Directors approved the Company's Stock Ownership Requirements Policy in January 1994. This policy establishes stock ownership and retention levels for officers and other managers which are stated as multiples of their base salaries. The Stock Ownership Requirements Policy also provides that at least 50% of any annual incentive payment to which an officer is entitled must be either invested in Common Stock or credited in the form of Stock Units under the Company's Deferred Compensation Plan until such time as the officer's ownership requirements are satisfied. In addition, at least 25% of any shares acquired by an officer upon exercise of stock options must be retained until such requirements have been met. After having attained the required ownership, an officer must continue to meet the requirement until retirement or termination.

  The required ownership level for the Chairman and Chief Executive Officer is
3.5 times annual base salary. Accordingly, Mr. Jackson is required to acquire and retain, until retirement or termination, ownership of Common Stock or Stock Units with a market value equivalent to $1,925,000. Because the price of the Common Stock was higher on December 31, 1996 than December 31, 1997, his ownership in relation to this requirement declined during calendar 1997 from 80% to 61%. Other executive officers have ownership levels ranging from 1.5 to
2.5 times their annual base salaries, or $2,257,000 in aggregate. As of December 31, 1997, 66% of this requirement had been met, in aggregate, by executive officers other than Mr. Jackson.

BASE SALARY AND ANNUAL BONUS

  Each of the Company's executive officers receives a base salary and has an opportunity to earn an annual incentive payment. Under the Company's Incentive Compensation Plan for Officers and Headquarters Staff ("Headquarters Plan"), payments, if any, to participants are based upon attainment during the fiscal year of Company financial performance objectives and individual performance objectives. Under the Division Executive Incentive Plan ("Division Plan"), payments to officers who are also Division Presidents are determined based primarily upon financial performance objectives for the Company's major business units.

  It has been the policy of the Committee to establish a base salary range for each executive officer position and a midpoint for the range which would place the base salary of that position in approximately the 50th percentile of market salary. In considering base salary changes, the Committee reviews the performance of each named officer, the recent financial performance of the Company, and the position of the officer's current salary in the established range. None of the named officers received a salary adjustment during fiscal 1997 other than one to whom additional responsibilities were assigned. While the Company participates in several compensation surveys, the primary survey used to determine the salary range and midpoint for executive officers is prepared by a major consulting firm with data from 300 U.S. manufacturing corporations, including approximately half of the Fortune 500. Survey data is reviewed both on a consolidated industry basis, as well as more specific industry groupings of multiple industry companies and metalworking fabricating companies. The Committee also determines annually a target incentive opportunity for each executive officer which would place that officer at about the 50th percentile of market annual incentive compensation determined by reference to these surveys.

  The Headquarters Plan and Division Plan enable the Committee to provide incentives for participants to contribute each year to growth in Company earnings and to accomplishment of other financial and nonfinancial goals. Pursuant to Board authorization, funds available for distribution for 1997 under the Headquarters Plan could equal up to 4% of the Company's net after tax profit, adjusted for unusual items. Financial performance objectives for 1997 under the Headquarters Plan related to return upon shareholders' equity for the fiscal year. For 1997, funds equal to 6% of net after tax profits, adjusted for unusual items, were authorized for payments under the Division Plan. Business unit financial performance objectives for 1997 were based upon proposals submitted to the Committee by the Chief Executive Officer, which, in turn, reflected the annual operating plans prepared for the business units. Performance objectives may be adjusted by the Committee to reflect unanticipated, significant changes in the Company's businesses during a plan year.

  In addition to 8 executive officers, 74 other employees participated in the annual incentive Plans during 1997. The amount earned by each participant was related to the extent to which the financial and nonfinancial criteria established by the Committee were achieved. For 1997, the minimum financial objectives for the Headquarters Plan were not achieved and no incentive payments were made for this portion of the officer incentives. Individual objective incentive payments for the executive officers in the Headquarters Plan resulted in payments aggregating less than 7% of the total targeted incentive opportunity for 1997. Under the Division Plans, payments ranged from 21% to 120% of the targeted individual incentive opportunities.

  At least 50% of any payments to which officers are entitled under the Headquarters or Division Plans must be invested in Company Stock or Stock Units until such time as their ownership requirements are met. Such ownership levels must be maintained until retirement or termination.

STOCK OPTION PROGRAM

  Executive officers are eligible to receive stock option grants under the Company's 1992 Stock Compensation Plan ("Stock Plan") which is intended to encourage them to take actions which will result in realization by shareholders of an attractive return on their Common Stock investment. The Committee believes that stock option grants, in combination with the Company's Stock Ownership Requirements Policy, are an effective means of aligning executive compensation with shareholder interests. Although, the Committee generally grants options to executive officers for a number of shares which is above the average level of other companies of similar size because of Global's stock ownership requirements, reduced grants may be made for good reason as determined in the discretion of the Committee.

  The Committee granted executive officers options during 1997 under the Stock Plan to purchase, in aggregate, 74,000 shares of Common Stock, 66,000 of which were made at $20.00 per share, which was approximately $2.20 above the fair market value of the Common Stock on the date of grant. An additional option grant of 8,000 shares was granted to one officer upon hire at the fair market value of the Common Stock on the date of hire. The options are fully exercisable six months after the grant date and expire ten years after the date of grant. Although reduced by the Committee, the number of shares for which options were granted to each executive officer was related to the officer's position, base salary, and individual performance. The number of shares subject to outstanding options previously granted to a Stock Plan participant are not taken into consideration.

CHIEF EXECUTIVE OFFICER COMPENSATION

  No incentive payments were made to Mr. Jackson for fiscal 1997 and, as noted above, the base salaries of Mr. Jackson and the other named executive officers, other than one to whom additional responsibilities were assigned, were not changed during the year.

  Mr. Jackson was granted a stock option for 25,000 shares in August 1997 at an exercise price approximately $2.20 over the trading price of the Common Stock on the date of grant. Consistent with options granted to other employees at such time, the number of shares for which Mr. Jackson's option was granted was substantially reduced by the Committee.

             COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company's chief executive officer and its four other most highly compensated executed officers to $1 million, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. Although the Company did not have nondeductible compensation expense during 1997 and is not expected to have such in 1998, the 1992 Stock Compensation Plan, as amended, would limit the number of shares for which options may be granted in any consecutive three-year period to a participant in order to maximize the amount of compensation expense that may be deductible to the Company under Section 162(m).

                                       Members of the Executive Compensation
                                        Committee:

                                           R. W. Vieser, Chairman
                                           David H. Blake
                                           Samuel B. Casey, Jr.
                                           Rawles Fulgham

  The foregoing Report on Executive Officer Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There were no committee interlocks.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                          SUMMARY COMPENSATION TABLE

  The following table reflects the cash and non-cash compensation paid or accrued for the Chief Executive Officer and named executive officers of the Company for fiscal 1997.

                                                                    LONG TERM
                                 ANNUAL COMPENSATION              COMPENSATION
                         -----------------------------------  ---------------------
                                                OTHER ANNUAL  SECURITIES UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS   COMPENSATION         OPTIONS        COMPENSATION
      POSITION(1)        YEAR   ($)      ($)       ($)(2)               #              ($)(3)
   ------------------    ---- -------- -------- ------------  --------------------- ------------
J. L. Jackson........... 1997 $550,000 $      0   $      0           25,000           $ 1,917
 Chairman and Chief      1996 $541,672 $350,000   $ 56,349           34,250           $20,967
 Executive Officer,      1995 $491,667 $500,000   $112,300           72,800           $36,900
 President and Chief
 Operating Officer
Juan M. Bravo........... 1997 $240,000 $ 30,500   $ 10,880(4)        10,000           $ 2,520
 Vice President--        1996 $229,000 $160,000   $ 53,023(4)        24,000           $10,380
  Subsidiary
 President               1995 $204,000 $ 68,000   $  8,209            5,000           $ 2,301
Graham L. Adelman....... 1997 $216,667 $ 20,000   $  6,665            9,400           $ 3,625
 Senior Vice President,  1996 $200,000 $ 82,400   $ 29,333           13,500           $ 5,603
 General Counsel &       1995 $ 53,846 $ 30,000   $ 10,659           26,800           $ 1,980
 Secretary
Thomas R. Hurst......... 1997 $187,000 $135,000   $ 27,003            6,400           $ 1,830
 Vice President--        1996 $185,833 $125,000   $ 27,322           11,500           $ 8,805
 Subsidiary President    1995 $177,600 $116,000   $ 42,144           15,200           $11,118
Gary G. Garrison........ 1997 $170,000 $      0   $      0            5,800           $ 2,170
 Vice President--        1996 $167,667 $ 67,500   $ 12,228           12,500           $ 5,191
 Finance, Chief          1995 $153,333 $ 93,600   $ 16,908           10,000           $ 4,614
 Financial Officer and
 Treasurer
George W. Pasley........ 1997 $160,000 $ 15,000   $  5,002            5,500           $     0
 Vice President--        1996 $ 26,667 $ 10,500   $  3,729           15,000           $   693
 Communications          1995 $      0      $ 0   $      0                0           $     0

--------
(1) Mr. Jackson was elected President and Chief Operating Officer in February 1997. Mr. Bravo was hired in October 1994 as President of Refractarios Mexicanos, S.A. de C.V. and in March 1996 was elected a Vice President of the Company. Mr. Adelman became an employee and officer of the Company in July 1995. Mr. Pasley became an employee and officer of the Company in September 1996.
(2) Represents a discount on Stock Units deemed purchased with incentive compensation deferred under the Company's Deferred Compensation Plan. The Deferred Compensation Plan provides that Stock Units, which have an individual value equivalent to a share of Common Stock, may be deemed purchased with deferred incentive plan payouts for 75% of the average closing price of Common Stock over a specified period of time prior to an annual purchase date. Stock Units are not distributable until retirement or termination. Distributions must be made in shares of Common Stock. This column does not include the value of perquisites and other personal benefits because the aggregate value of such compensation did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus.
(3) Represents Company contributions under its Deferred Savings Plan to match contributions made by these officers in 1997. Prior to 1997, this column also included a pension benefit on amounts deferred under the Deferred Compensation Plan. The Deferred Compensation Plan was amended in 1997 to eliminate pension benefit credits.
(4) Includes payments made as a result of Mr. Bravo's relocation from Mexico.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table summarizes options granted during fiscal 1997 to the executive officers named in the Summary Compensation Table, and the potential value of the shares subject to such options upon their expiration in August 2007.

                                                                                   POTENTIAL
                         NUMBER OF   % OF TOTAL                           REALIZABLE VALUE AT ASSUMED
                         SECURITIES   OPTIONS                             ANNUAL RATES OF STOCK PRICE
                         UNDERLYING  GRANTED TO  EXERCISE OR             APPRECIATION FOR OPTION TERM
                          OPTIONS   EMPLOYEES IN  BASE PRICE  EXPIRATION -----------------------------
          NAME           GRANTED(1) FISCAL YEAR  ($/SHARE)(2)    DATE          5%              10%
          ----           ---------- ------------ ------------ ---------- ---------------------------------
J. L. Jackson...........     25,000     13.8%       $20.00    8-12-2007  $      226,642 $      657,056
Juan M. Bravo...........     10,000      5.5%       $20.00    8-12-2007  $       90,657 $      262,822
Graham L. Adelman.......      9,400      5.2%       $20.00    8-12-2007  $       85,217 $      247,053
Thomas R. Hurst.........      6,400      3.5%       $20.00    8-12-2007  $       58,020 $      168,206
Gary G. Garrison........      5,800      3.2%       $20.00    8-12-2007  $       52,581 $      152,437
George W. Pasley........      5,500      3.0%       $20.00    8-12-2007  $       49,861 $      144,552
All Shareholders(3)..... 21,913,207                                      $  233,417,350 $  591,525,393

--------
(1) Options granted on August 13, 1997, and exercisable in full on February 13, 1998.
(2) The exercise price was approximately $2.20 higher than the fair market value on the date of grant. The Potential Realizable Value is based on the Assumed Annual Rates of Stock Price Appreciation being applied to the above market exercise price.
(3) The Potential Realizable Value for All Shareholders represents the aggregate value at the end of 10 years of all Common Stock outstanding on December 31, 1997, which then had a value of $16.9375, assuming the same rates of appreciation used to calculate the Potential Realizable Value of shares subject to the stock options summarized in the table. Such information is shown for comparison purposes only and does not represent an estimate or prediction of future Company stock price.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUE TABLE

  The following table summarizes the value at October 31, 1997, of all shares subject to options granted to the named executive officers of the Company to the extent not then exercised, and information concerning option exercises, if any, during fiscal 1997.

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END
                         ACQUIRED ON  VALUE   ------------------------------   -------------------------
                          EXERCISE   REALIZED EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          NAME               (#)       ($)        (#)              (#)             ($)          ($)
          ----           ----------- -------- -------------   --------------   ----------- -------------
J. L. Jackson...........       0       $ 0            214,550          25,000   $592,625        $ 0
Juan M. Bravo...........       0       $ 0             29,000          10,000   $  6,250        $ 0
Graham L. Adelman.......       0       $ 0             13,500           9,400   $      0        $ 0
Thomas R. Hurst.........       0       $ 0             52,700           6,400   $171,937        $ 0
Gary G. Garrison........       0       $ 0             52,300           5,800   $217,538        $ 0
George W. Pasley........       0       $ 0             15,000           5,500   $      0        $ 0

--------
(1) The fiscal year end value of the Common Stock was $17.06 per share.

                               RETIREMENT PLANS

  The estimated total annual retirement benefits payable at age 65 under pension plans in which Messrs. Jackson, Bravo, Adelman, Hurst, Garrison and Pasley participate are set forth below. Messrs. Hurst and Garrison would receive amounts slightly higher than those shown in the pension plan table set forth below due to Messrs. Hurst's and Garrison's participation in a prior benefit plan which allows for the inflation proofing of such benefit. The retirement benefits of Mr. Jackson, who became an employee of the Company in 1993, Mr. Bravo, who became an employee in 1994, Mr. Adelman, who became an employee in 1995, and Mr. Pasley who became an employee in 1996, will not become vested until they complete 5 years of vesting service. The chart illustrates benefits accrued to October 31, 1997.

         AVERAGE                            YEARS OF SERVICE
          ANNUAL            ------------------------------------------------------------------------
       COMPENSATION           5                  15                  25                  35
            $                 $                   $                   $                   $
       ------------         ------             -------             -------             -------
         200,000            14,897              44,692              74,487             104,282
         400,000            30,897              92,692             154,487             216,282
         600,000            46,897             140,692             234,487             328,282
         800,000            62,897             188,692             314,457             440,282
       1,000,000            78,897             236,692             394,487             552,282
       1,200,000            94,897             284,692             474,487             664,282

  Less than 10% of the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table for each of the named individuals is excluded in determining benefits. Years of credited service for the individuals named in the Summary Compensation Table are as follows: Mr. Jackson 4 years, Mr. Bravo 1.83 years, Mr. Adelman 2.25 years, Mr. Hurst 34.75 years, Mr. Garrison
32.83 years, and Mr. Pasley 1.17.

  Benefits are computed as straight-life annuity amounts that may be paid in various forms. Amounts shown in the pension plan table reflect a deduction for estimated Social Security benefits and are not subject to further deduction for Social Security or other offset amounts.

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS

  Pursuant to the Company's 1992 Stock Compensation Plan, in the event of an impending merger, reorganization, or liquidation of the Company, or sale of substantially all of its business or property, the Board may, at its discretion and without shareholder approval, declare some or all outstanding options to be immediately exercisable in full (except for required abatements in the case of combinations of options) without regard to prescribed vesting periods.

  Pursuant to the 1992 Stock Compensation Plan, in the event of a change in control of the Company without approval of a majority of the members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding shares of restricted stock, if any, immediately lapse if related option shares have not been disposed of prior to such change in control. At October 31, 1997, 1276 shares of restricted stock were outstanding. Restricted stock awards have not been made since December 1993.

  In January 1997, the Company entered into an arrangement with Mr. Hurst, Vice President of the Company and President of INTOOL, Incorporated, a wholly-owned subsidiary of the Company, regarding the severance compensation he would receive if the shares or substantially all of the assets of INTOOL, Incorporated are sold prior to November 1, 1998 and his employment by Global is terminated. In such event, Mr. Hurst would receive installment payments equal to two times his 1997 base salary and bonus, less compensation he might receive from an acquiring entity.

                               PERFORMANCE GRAPH

  The cumulative total return on an investment in Global's Common Stock for the five-year period ending October 31, 1997 was 224%.

  The graph set forth below compares the cumulative total returns for Global's Common Stock, the Standard & Poor's Small Cap 600 Index, and a Peer Group comprised of A.P. Green Industries, Inc., Minerals Technologies Inc., Ingersoll-Rand Company, Cooper Industries, Inc., Harnischfeger Industries, Inc., and Oglebay Norton Company for the period October 31, 1992 through October 31, 1997. The Company divested its surface mining equipment operations in August 1997, and does not consider Harnischfeger Industries, Inc. an appropriate peer group member for subsequent periods.

  The graph assumes an investment on October 31, 1992 of $100 in each of the Company's Common Stock, the stocks comprising the Standard & Poor's Small Cap 600 Index, and the common stocks of the Peer Group companies, assuming that any paid dividends were reinvested.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG GLOBAL INDUSTRIAL TECHNOLOGIES, INC.,
                 THE S & P SMALLCAP 600 INDEX AND A PEER GROUP



                           [LINE GRAPH APPEARS HERE]


* $100 INVESTED ON 10/31/92 IN STOCK OR INDEX-- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

                                                  CUMULATIVE TOTAL RETURN
                                            -----------------------------------
                                            10/92 10/93 10/94 10/95 10/96 10/97
                                            ----- ----- ----- ----- ----- -----
GLOBAL INDUSTRIAL TECHNOLOGIES, INC........  100   166   164   225   244   224
S&P SMALLCAP 600...........................  100   134   129   156   188   249
PEER GROUP.................................  100   122   107   109   131   170

  The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

             2. APPROVAL OF AMENDED AND RESTATED STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

  The Board of Directors adopted the Company's 1993 Directors Stock Incentive/Retirement Plan, on December 15, 1993. The purpose of the plan is to align the financial interests of the shareholders of the Company and its independent Directors. Directors who exercise options granted under the Plan must retain 50% of the shares so acquired for 10 years or, if earlier, six months after the Directors service on the Board ends.

  On February 19, 1997, subject to approval by the shareholders, the plan was amended and restated to provide for the limited transferability of options granted thereunder and to increase the number of shares subject to the plan by 180,000. At the same time, the plan was renamed the Stock Option Plan for Non-Employee Directors (the "Directors Stock Plan" or "Plan").

  The following is a summary of the principal provisions of the amended and restated Plan, a copy of which is attached to this proxy statement as Exhibit
A. This summary is qualified in its entirety by reference to the complete text of the amended and restated Directors Stock Plan.

ADMINISTRATION AND ELIGIBILITY

  The Board of Directors or a committee of the Board to which such responsibility has been delegated administers the Directors Stock Plan. The Board of Directors is authorized to interpret the Plan and make all determinations necessary for its administration. Its determinations are final and binding on all parties.

PLAN PARTICIPANTS; PRIOR GRANTS; AVAILABLE SHARES

  The only persons who may participate in the Plan are Directors of the Company who are not also its employees. At the time it was adopted, 120,000 shares of Common Stock were available for issuance under the Directors Stock Plan. Of that number, options for 64,000 shares, having a weighted average exercise price of $16.83 per share and a current market value of approximately $134,000, have been granted and remain outstanding. Subject to shareholder approval, the number of shares available for issuance was increased in February 1997 by 180,000. If the amended and restated Plan is approved at the 1998 Annual Meeting of Shareholders, options for up to 236,000 shares may be granted under its terms from February 1997 until expiration of the Plan in 2002. Shares issued upon exercise of an option may be either authorized and unissued shares or treasury shares. In the event an option expires or is canceled, the remaining shares are forfeited and become available for new option grants under the Directors Stock Plan.

TERMS OF AWARDS

  Subject to shareholder approval of the amended and restated Plan, (i) each non-employee Director of the Company was granted an option in February 1997 to purchase 5,000 shares of Common Stock at a price of $17.875 per share, the fair market value of the Common Stock on that date, (ii) any person who becomes a non-employee Director of the Company will automatically be granted an option to purchase 5,000 shares on the date service on the Board begins, and (iii) once each calendar year, beginning in 1998, each non-employee Director, who has been such for at least six months, may be granted an additional option to purchase 5,000 shares. All options granted under the Plan must have an exercise price equal to not less than 100% of the fair market value of the Common Stock on the day of grant. The time at which the right to exercise an option becomes vested, in full or in installments, is determined by the Board in its discretion at the time of grant.

  Under the Plan as amended, an option granted to a non-employee Director may be exercised until the earlier of (i) ten years after the date of grant, or
(ii) five years after the Director's service on the Board ends, other than for cause. Options may be exercised by payment in full of the exercise price by check or by delivery to the Company of shares of Common Stock (not acquired through prior option exercises) having a value equal to the aggregate exercise price.

ADJUSTMENTS

  The number of shares subject to the Plan and to outstanding options granted under the Plan will be adjusted in the event of stock splits, stock dividends, spin-offs, exchanges or other capital changes for which holders of Common Stock are not required to deliver consideration (other than their shares) as though such shares were issued and outstanding on the date of any such change. The aggregate purchase price upon the future exercise of options so adjusted shall be the same as if the option had continued to be for the shares for which it originally had been granted. The issuance by the Company of shares for consideration shall not result in such adjustments. In the event of a merger, the Board may elect to terminate options outstanding under the Plan and pay optionees an amount equal to the excess of the fair market value of the shares subject to the option on the day preceding the merger over the per share exercise price of the option.

TRANSFERABILITY

  If the Plan as amended and restated is approved by the shareholders, options granted thereunder may be transferred by the Directors if, and only to the extent, such is expressly permitted by the agreements with the Company that evidence their options. The options granted in February 1997 are governed by agreements which provide that the rights of optionees thereunder may be transferred, subject to the obligations of the optionees under the Plan, to
(i) members of their immediate family (spouse, children, grandchildren or parents), (ii) trusts of which the only beneficiaries are immediate family members, and (iii) partnerships of which the only partners are immediate family members.

AMENDMENT AND TERMINATION

  The Directors Stock Plan may be amended by the Board from time to time and will remain in effect until April 1, 2002, unless sooner terminated by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The grant of a stock option under the Directors Stock Plan will create no income tax consequences to the optionee or the Company. A Director who is granted a stock option would generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by a Director as a result of an exercise. A subsequent disposition of the securities so acquired will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis in the securities sold, i.e., their fair market value on the date of exercise. The length of time that the securities are held after the date of exercise controls whether this capital gain or loss will be characterized as long-term or short-term for federal income tax purposes.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the Directors Stock Plan is required to approve the Plan. Any shares not voted at the Annual Meeting with respect to the Directors Stock Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no effect upon the result of the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the Directors Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS STOCK PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE DIRECTORS STOCK PLAN.

           3. APPROVAL OF AMENDMENTS TO 1992 STOCK COMPENSATION PLAN

  The 1992 Stock Compensation Plan (the "1992 Plan") was adopted on July 31, 1992 by the sole shareholder of the Company's predecessor prior to public distribution of the Common Stock. The Board of Directors is recommending that the shareholders approve amendments to the 1992 Plan at the 1998 Annual Meeting which would (i) increase the total number of shares of Common Stock for which options may be granted by 800,000 and (ii) provide that no employee may receive grants under the 1992 Plan with respect to more than 750,000 shares over any consecutive three-year period.

  The primary features of the 1992 Plan are summarized below. The full text of the amendment for which shareholder approval is required is set forth as Exhibit B to this Proxy Statement. This summary is qualified in its entirety by reference to the complete text of the 1992 Plan.

ADMINISTRATION

  The 1992 Plan is administered by the Board of Directors or a committee of the Board (the "Committee"), no member of which is eligible to participate in the 1992 Plan. The Board or such Committee is authorized to interpret the provisions of the 1992 Plan and make all rules relating to its operation.

PLAN PARTICIPANTS; PRIOR GRANTS; AVAILABLE SHARES

  Officers and key employees of the Company and its present and future subsidiaries shall be eligible to participate in the 1992 Plan subject to approval of the Committee. Awards may be granted in the form of Nonqualified Options, Phantom Options, Restricted Stock, Performance Units and Incentive Stock Options (all as defined in the 1992 Plan). Shares issued under the 1992 Stock Plan may be either authorized but unissued shares or issued shares acquired by the Company. Eight executive officers and seventy-eight other key employees were granted options under the 1992 Plan in 1997. The 1992 Plan permits the grant of options through July 30, 2002.

  At October 31, 1997, options had been granted under the 1992 Plan for 2,075,397 shares of Common Stock of which 543,518 shares had been purchased pursuant to option exercises, 1,425,489 shares remained subject to options, and 106,390 shares had been forfeited. Of the 2.7 million shares available under the 1992 Plan when it was adopted, 730,993 shares are currently available for stock option grants. On January 19, 1997, the Board of Directors amended the 1992 Plan, subject to shareholder approval, to increase by 800,000 the number of shares of Common Stock for which options may be granted. None of those shares may be made the subject of Restricted Stock or other types of awards. If this amendment is approved by the shareholders, a total of 1,530,993 shares will be available for issuance pursuant to the exercise of options which may be granted under the 1992 Plan. In addition, if the shareholders approve this amendment, no individual employee may receive grants under the 1992 Plan of Nonqualified Options, Phantom Options, Restricted Stock or Incentive Stock Options, or any combination thereof, for more than 750,000 shares over any consecutive three-year period.

TERM OF OPTIONS

  At the time of grant, the Committee determines the duration of the option, which may not exceed ten years.

OPTION PRICE

  The 1992 Plan provides that the price at which options may be granted cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value is the average of the reported highest and lowest prices per share of the Common Stock as reported on the New York Stock Exchange on the grant date. Payment by an employee upon exercise of an option may be made in cash or Common Stock having a fair market value equal to the exercise price. The Company may not reprice options granted under the 1992 Plan without shareholder approval.

VESTING

  The 1992 Plan provides that (i) no option may be exercised prior to the lapse of at least a six month period from the date of grant, and (ii) all unexercised options granted to an employee are cancelled upon the employee's termination for any reason other than death, disability or approved retirement. The 1992 Plan permits the Board of Directors to accelerate the vesting of options under certain circumstances and also provides that the right to exercise a vested Option expires on the earlier of ten years from the date on which such Option is granted or five years after retirement, whichever is earlier.

TRANSFERABILITY

  Options granted under the 1992 Plan may be transferred by an employee if, and only to the extent, such is expressly permitted by the agreement with the Company that evidences the options. Such agreements currently provide that the rights of optionees may be transferred, subject to continuation of the obligations of the optionees, under the 1992 Plan to (i) members of their immediate family (spouse, children, grandchildren or parents), (ii) trusts of which the only beneficiaries are immediate family members, and (iii) partnerships of which the only partners are immediate family members.

ADJUSTMENTS

  The number of shares subject to the 1992 Plan and to outstanding awards granted under the 1992 Plan will be adjusted in the event of stock splits, stock dividends, spin-offs, exchanges or other capital changes for which holders of Common Stock are not required to provide consideration (other than their shares) as though such shares were issued and outstanding on the date of any such change. The aggregate purchase price of shares subject to options which have been so adjusted shall be the same as if the option had continued to be for the shares for which it originally had been granted. Issuance by the Company of shares for consideration shall not result in such adjustments.

CERTAIN FEDERAL TAX CONSEQUENCES

  The following statements are based on current interpretations of existing federal income tax law. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

  While there are no federal income tax consequences to either the employee or the Company on the grant of an option, the employee will have taxable ordinary income on the exercise of a non-qualified option equal to the excess of the fair market value of the shares on the exercise date over the option price. The Company is entitled to a corresponding deduction.

  If the shareholders approve the amendments to the 1992 Plan, the Company believes that it will be entitled to a deduction for all compensation attributable to an employee's exercise of non-qualified options and rights. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held company for individual compensation paid to certain key executives exceeding $1,000,000 in any taxable year, unless such compensation is performance-based. Subject to shareholder approval, the 1992 Plan has been amended to meet the performance-based compensation exception to the limitation on deductions. The 1992 Plan meets the first requirement of this exception because options are awarded and priced at not less than the fair market value of the Common Stock on the date of grant. In addition, the administration of the 1992 Plan by the Executive Compensation Committee satisfies a second requirement for exemption from the $1,000,000 cap. As the 1992 Plan has already been approved by the shareholders of the Company, this third requirement has been met. If the 1992 Plan amendment is approved at the 1998 Annual Meeting, the last requirement for exemption from the cap, that there be a limitation upon the number of shares that may be granted to any single employee, will be satisfied.

AMENDMENTS

  The Board of Directors is authorized to amend the 1992 Plan at any time. However, shareholders must approve amendments which (i) increase the total number of shares which may be issued under the 1992 Plan

(other than due to an adjustment as described above), (ii) change the class of employees eligible to receive options, (iii) change the provisions regarding option price, or (iv) lengthen option periods or the time in which options may be granted under the 1992 Plan. A copy of the 1992 Plan is on file with the Securities and Exchange Commission.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 1992 Plan is required to approve the amendments to the 1992 Plan. Any shares not voted at the Annual Meeting with respect to the 1992 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no effect upon the result of the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the amendments to the 1992 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 1992 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE AMENDMENTS TO THE 1992 PLAN.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, the persons named in the enclosed form of proxy will vote upon it in accordance with their judgment.

                    INFORMATION ON INDEPENDENT ACCOUNTANTS

  The Board of Directors has designated the firm of Price Waterhouse LLP as independent accountants of the Company for the 1998 fiscal year. No member of Price Waterhouse LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Price Waterhouse LLP will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse LLP that he or she may desire.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with during fiscal 1997, except that in January 1998 Messrs. Jackson, Garrison, Pasley, Adelman, Hurst, Bravo and Stott reported their ownership of stock units acquired in January 1997 as a result of their elections to defer incentive compensation which would otherwise have been paid in December 1996.

                            EXPENSE OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained Morrow & Company Inc., New York, New York, to assist in the solicitation at a cost of $10,000, plus reasonable out-of-pocket expenses.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  In order for a shareholder proposal to be included in the proxy and proxy statement of the Company relating to a meeting of shareholders, a shareholder proponent must comply with the requirements of Rule 14A-8 under the Securities Exchange Act of 1934. A proposal intended to be presented by a shareholder at the 1999 Annual Meeting must be received by the Secretary of the Company at its principal executive offices not later than September 30, 1998. If not received by such date, pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934 a shareholder proposal shall not be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held March 17, 1999.

  The Restated Certificate of Incorporation of the Company sets forth the procedure to be followed by a shareholder who wishes to bring certain business before an annual meeting. Generally, only a shareholder of record entitled to vote at the meeting may make a proposal and must do so by means of a written notice setting forth, as to each matter proposed, a brief description of the business desired to be brought before the meeting and the reasons therefor. The notice must be directed to the Secretary of the Company and delivered to its principal executives offices not less than 50 days prior to the meeting; provided that in the event that less than 50 days notice is given to the shareholder by the Company of the annual meeting, such notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed by the Company. Any material interest such shareholder has in any such matter, as well as the shareholder's name and address as they appear in the Company's books and the class and number of shares of capital stock of the Company owned by the shareholder beneficially and of record, is also required to be stated. The Chairman of the Annual Meeting shall determine whether, based upon the facts presented, any business is properly brought before the meeting.

                                 ANNUAL REPORT

  A summary annual report of the Company for the fiscal year ended October 31, 1997, has been mailed to shareholders.

                             FINANCIAL STATEMENTS

  Consolidated financial statements of the Company and its subsidiaries are contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, which is being delivered with this Notice and Proxy Statement.

                                                                      EXHIBIT A

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                (AS AMENDED AND RESTATED ON FEBRUARY 19, 1997)

  1. Purpose. The purposes of the Global Industrial Technologies, Inc. Stock Option Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company, and to provide them with an ownership interest in the Company which is parallel to that of the stockholders of the Company.

  2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

    (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

    (b) "Company" means Global Industrial Technologies, Inc., a Delaware corporation.

    (c) "Fair Market Value" on a specified date shall mean the the average of the reported highest and lowest prices for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if such Shares are not traded on a stock exchange, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

    (d) "Non-Employee Director" shall mean a member of the Board of Directors who (i) is not a current officer or employee of the Company or its subsidiaries, (ii) does not receive compensation, either directly or indirectly, from the Company or its subsidiaries, for services rendered as a consultant or in any capacity other than as a Director, (iii) does not possess a material interest in any transaction for which disclosure would be required pursuant to (S)229.404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to (S)229.404(b) of Regulation S-K.

    (e) "Option" shall mean an option granted under the Plan.

    (f) "Participant" shall mean a Non-Employee Director who has been granted an Option.

    (g) "Plan" shall mean the Global Industrial Technologies, Inc. Stock Option Plan for Non-Employee Directors.

    (h) "Share" shall mean a share of the common stock of the Company, par value $0.25 (the "Common Stock").

    (i) "Transferee" shall have the meaning set forth in Section 9.

  3. Plan Administration.

  3.1. Authority. The Plan shall be administered by the Board of Directors (unless the Board of Directors appoints a committee thereof to administer the Plan, in which case the Plan may be administered by such committee and references herein to the "Board of Directors" shall be deemed to mean such committee unless the context otherwise requires) which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan.

  3.2. Decisions are Final and Conclusive. The determination of the Board of Directors (or the applicable committee thereof) as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders and persons having any interest in the Options. No Director shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.

  4. Eligibility. All Non-Employee Directors are eligible for the grant of Options.

  5. Shares Subject to the Plan.

  5.1. Number. The aggregate number of Shares that may be subject to Options granted under this Plan shall not exceed 300,000, which may be either treasury Shares or authorized but unissued Shares. If an Option expires or terminates without being exercised in full, any Shares remaining under such Option shall again be available for issuance under the Plan. The maximum number of shares which may be subject to Options shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 5.2.

  5.2. Adjustment in Capitalization. If there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Common Stock of the Company shall be converted, exchanged, reclassified or recapitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public company, then to the extent that an Option has not been exercised the holder thereof shall be entitled upon the future exercise of the Option to such number and kind of securities or cash or other property, subject to the terms of the Option, to which the holder would have been entitled had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the Shares originally subject to the Option were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of an adjustment pursuant to this
Section 5.2 shall be payable in cash, based upon the fair market value of such shares or securities at the time of exercise.

  5.3 Alternative to Adjustment. The Board of Directors, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding section, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such shares immediately prior to the occurrence of such transaction over the exercise price of such Option. Such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Board of Directors in its discretion shall determine. The provisions contained in the immediately preceding sentence shall be inapplicable if the implementation of such provisions would be deemed a violation of the Securities Exchange Act of 1934, as amended, provided, that in such case the Company nevertheless shall be entitled to cause such Option to terminate.

  5.4 No Adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share thereunder.

  6. Terms and Conditions of Options.

  6.1. Grant of Options. Each Non-Employee Director on February 19, 1997, the effective date of this amendment and restatement, is granted as of such date an Option to purchase 5,000 Shares. Each person who becomes a Non-Employee Director after the effective date of the Plan shall automatically be granted an Option to purchase 5,000 Shares as of the date such person becomes a Non-Employee Director. Once each calendar year, for years commencing after December 31, 1997, the Board of Directors may grant to each person who is then a Non-Employee Director an Option to purchase 5,000 Shares, provided that an Option shall not be granted on such date to a person who became a Non-Employee Director within six months prior thereto. It is intended, but not required, that this annual grant date shall coincide with the date during a calendar year that Options are simultaneously granted to each of the Chief Executive Officer and not less than three other executive officers of the Company.

  6.2. Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be not less than 100% of the Fair Market Value of a Share on the day on which the Option is granted.

  6.3. Vesting. All Options granted under the Plan shall be fully vested and exercisable six months and one day after the date of grant.

  6.4. Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement setting forth the terms under which the Option is granted.

  6.5. Term of Options. All rights to exercise a vested Option shall expire on the earlier of ten years from the day on which such Option is granted or five years after the death, disability or termination of the membership of a Non-Employee Director on the Board of Directors, other than under the circumstances described in Section 6.7. An Option which is not vested on the date a Participant's membership on the Board of Directors terminates due to disability or death or for any other reason shall automatically be canceled upon the occurrence of such event, unless the Board of Directors determines to the contrary. In the event of death, the legal representative of a Participant or Transferee shall have the ability to exercise any vested Options within the time periods set forth above.

  6.6. Retention Requirement. As a condition to the exercise of an Option, each Participant and Transferee shall agree not to dispose of more than 50% of any Shares so acquired until the earlier of (A) 10 years from the date of such exercise or (B) six months after the Participant's membership on the Board of Directors terminates.

  6.7 Cancellation. If a Non-Employee Director is removed or the service of a Non-Employee Director is terminated as a result of fraud, intentional misrepresentation, embezzlement, misappropriation of funds or conversion of assets or opportunities of the Company or any affiliate thereof, any outstanding Option granted to such Non-Employee Director, whether or not then vested, shall, to the extent not theretofore exercised, terminate and become null and void.

  6.8 Compliance with Securities Laws. It is a condition to the exercise of any option that either (i) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the "Securities Act"), with respect to its underlying shares shall be effective and current at the time of exercise of the option or (ii) in the opinion of counsel to the Company, there shall be an exemption from registration under the Securities Act for the issuance of Shares upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to the Plan for issuance or for resale. In connection with fulfilling the condition set forth in clause (ii), the Company may require a Participant or Transferee, as a condition to the exercise of an option, to execute and deliver to the Company representations and warranties, in form and substance satisfactory to counsel to the Company, that (A) the Shares to be issued upon the exercise to the option are being acquired by the Participant or Transferee for his or her own account, for investment only and not with a view to the resale or distribution thereof, all within the meaning of the Securities Act, and (B) any subsequent resale or distribution of Shares by such Non-Employee Director or Transferee will be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the Shares being sold at the time or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant or Transferee shall, prior to any offer or sale or distribution of such Shares, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution. The

Company may endorse such legend or legends upon the certificates for shares, and may issue instructions to its transfer agent in respect of such shares, as it determines, in its discretion, to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act.

  6.9 Other Conditions. The Company may also require, as a further condition to the exercise of an Option, in whole or in part, that the Shares underlying such Option be specifically listed on the securities exchanges on which the Shares are traded and be registered or qualified under any applicable state securities laws, and that the consent or approval of any governmental regulatory body which the Company deems necessary or desirable as a condition to the exercise of such option or the issue of shares thereunder shall have been effected or obtained (i) free of any conditions requiring the Company to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and (ii) free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualifications, consent or approval.

  7. Exercise of Options.

  7.1. Written Notice. A Non-Employee Director or Transferee who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to any person who has been designated by the Company for the purpose of receiving the same. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Shares specified in such notice.

  7.2. Payment. A Non-Employee Director or Transferee who exercises an Option shall pay to the Company at the date of exercise and prior to the delivery of the Shares for which the Option is being exercised the aggregate exercise price of all Shares pursuant to such exercise of the Option. Payment shall be made by check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option; provided, however, that a holder may not so use any Shares he has acquired pursuant to the exercise of an Option. Upon the issuance of Shares as a result of the exercise of an Option, the Participant or Transferee shall pay the Company the amount, if any, which the Company determines is necessary to satisfy its obligation to withhold federal, state and local income taxes and other amounts incurred by reason of the grant or exercise of the Option.

  7.3. No Privileges of Stockholder. A Participant or Transferee shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Option unless and until such Shares have been issued and have been duly registered in such person's name.

  8. Duration. This Plan shall remain in effect until April 1, 2002, unless sooner terminated by the Board of Directors. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan and such Options.

  9. Transferability of Options. An Option shall only be transferable (i) if the agreement between the Company and a Non-Employee Director evidencing an Option so provides, in which event such Option shall only be transferable in accordance with, and subject to the terms and conditions set forth in, such agreement, and (ii) by will or, if the Non-Employee Director dies intestate, by the governing laws of descent and distribution (or, if applicable, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or regulations promulgated thereunder). Except to such extent, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Wherever used in this Plan, the term "Transferee" shall mean a person to whom an Option has been transferred in accordance with this provision.

  10. Amendment. The Board of Directors may amend the Plan from time to time.

  11. Compliance with Laws and Regulations. This Plan, the grant and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

  12. Governing Law. The Plan and any agreements hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws.

  13. Effective Date. The Plan is effective as of February 19, 1997, subject to the approval of the stockholders of the Company.

                                                                      EXHIBIT B

                   AMENDMENT TO 1992 STOCK COMPENSATION PLAN

  The second paragraph of the Section titled "Name and General Purpose of Plan" is hereby amended by restatement to read as follows:

    "Effective January 19, 1998, the total number of shares of Common Stock of the Company reserved and available for issuance under the Plan shall be increased by 800,000 to 3,500,000 (subject to appropriate adjustment for any change in the stock due to merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend in excess of 2% or other change in corporation structure). The additional 800,000 shares are only available for stock option grants under Part A of the Plan. The maximum number of shares of common stock of the Company with respect to which a Plan award may be granted to any individual may not exceed 750,000 in any consecutive three-year period. In addition, no more than 750,000 of such shares are to be issued as Restricted Stock. Such shares may consist of previously issued shares acquired by the Company, authorized but unissued shares, or any combination thereof, as determined by the Board of Directors of the Company."

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        J.L. JACKSON and GRAHAM L. ADELMAN, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of GLOBAL INDUSTRIAL TECHNOLOGIES, INC., to be held at the Horchow Auditorium, Dallas Museum of Art, 1717 North Harwood, Dallas, Texas, on March 18, 1998 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment or postponement thereof.

        WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF THE PERSONS NOMINATED TO SERVE AS DIRECTORS, FOR PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE, AND IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ELECTION OF" THE PERSONS NOMINATED TO SERVE AS DIRECTORS AND FOR PROPOSALS 2 AND 3.


                     (Continued and to be dated and signed on the reverse side).



                                        GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                                        P.O. BOX 11149
                                        NEW YORK, N.Y. 10203-0149

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW:

1.  Election of two Class III               FOR all nominees
    Directors                               named below   [X]

    WITHHOLD AUTHORITY to vote              *EXCEPTIONS   [X]
    for all nominees listed below. [X]

Nominees: David H. Blake and Richard W. Vieser
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDE BELOW.)

*Exceptions ___________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

2. Amendment and restatement of the Company's Stock Option Plan for Non-Employee Directors.

   FOR [X]    AGAINST [X]    ABSTAIN  [X]

3. Amendment of the Company's 1992 Stock Compensation Plan.

   FOR [X]    AGAINST [X]    ABSTAIN  [X]

   Change of Address or Comments Mark Here [X]

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.


Dated:___________________________________, 1998

_______________________________________________
                  Signature

_______________________________________________
                  Signature

VOTE MUST BE INDICATED [X] IN BLACK OR BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)